BY-LAWS

OF

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(a Delaware Corporation)

ARTICLE I

OFFICES AND AGENTS

The Corporation shall have and maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business.

The Corporation may also have offices and places of business at such places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

The Corporation shall have and maintain in the State of Delaware a registered agent, which agent may be either an individual resident in the State of Delaware whose business office is identical with the Corporation's registered office, or a Delaware corporation (which may be itself) or a foreign corporation authorized to transact business in the State of Delaware, having a business office identical with such registered office.

ARTICLE II

STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of Shares owned by him in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any Shares of its stock as partly paid stock, the certificates representing Shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any Shares of Stock of any class or series shall be noted conspicuously on the certificate representing such Shares.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a Share. In lieu thereof it may either pay in cash the fair value of fractions of a Share, as determined by the Board of Directors, to those entitled thereto or issue scrip or warrants in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full Shares, but such scrip or warrants shall not entitle the holder to any rights of a Stockholder except as therein provided. Such scrip or warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full Shares of Stock before a specified date, or subject to the condition that the Shares of Stock for which such scrip or fractional warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of Shares of Stock, if any, transfers or registration of transfers of Shares of Stock of the Corporation shall be made only on the Stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such Shares of Stock properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining Stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of Stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of Stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "Share" or "Shares" or "Share of Stock" or "Shares of Stock" or "Stockholder" or "Stockholders" refers to an outstanding Share or Shares of Stock and to a holder or holders of record of outstanding Shares of Stock when the Corporation is authorized to issue only one class of Shares of Stock, and said reference is also intended to include any outstanding Share or Shares of Stock and any holder or holders of record of outstanding Shares of Stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of Shares of Stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of Shares of Stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or decrease in the authorized number of Shares of Stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation.

6. STOCKHOLDERS MEETINGS.

TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. Special meetings of the Stockholders may be held on the date and at the time fixed by the Board of Directors.

PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors from time to time may fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of Stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the additional purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle Stockholders to receive payment for their Shares of Stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and shall be directed to each Stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the

directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any Stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of Stockholders shall constitute a waiver of notice of such meeting, except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice.

STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the Place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of Stockholders.

CONDUCT OF MEETING. Meetings of the Stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the Stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

PROXY REPRESENTATION. Every Stockholder may authorize another person or persons to act for him by proxy in all matters in which a Stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a

meeting. Every proxy must be signed by the Stockholder or by his attorney in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of Shares of Stock outstanding and the voting power of each, the Shares of Stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

QUORUM. The holders of a majority of the outstanding Shares of Stock shall constitute a quorum at a meeting of Stockholders for the transaction of any business. The Stockholders present may adjourn the meeting despite the absence of a quorum.

VOTING. Each share of voting stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

7. STOCKHOLDER ACTION WITHOUT MEETINGS. Whenever the vote of Stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of Stockholders may be dispensed with if all of the Stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if less than all of said Stockholders, but not less than those having at least the minimum voting power required to take corporate action under the provisions of the General Corporation Law, shall consent in writing to such corporate action; provided that prompt notice be given to all Stockholders of the taking of such action without a meeting and by less than unanimous written consent.

ARTICLE III

DIRECTORS

1. FUNCTIONS AND DEFINITION. The business of the Corporation shall be managed by the Board of Directors of the Corporation. The use of the phrase "Whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the Board shall be at least three (3). The number of directors may be increased or decreased by action of the Stockholders or of the directors.

3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of Stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of Stockholders or of special meetings of Stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of

directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4. MEETINGS.

TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirements of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the Whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee of the Board which authorizes a contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association

or other organization in which one or more of the directors of the Corporation are directors or officers, or have a financial interest. If a quorum shall not be present at any meeting of the Board or any committee of the Board, the members of the Board or such committee present thereat may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum shall be present.

CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the holders of a majority of the Shares then entitled to vote at an election of directors.

6. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

7. ACTION IN WRITING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

8. TELEPHONE PARTICIPATION. Members of the Board of Directors or of any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in accordance with this paragraph shall constitute presence in person at such meeting.

9. COMPENSATION. The Board of Directors is authorized to make provision for reasonable compensation to its members for their services as directors and to fix the basis and conditions upon which this compensation shall be paid. Any director may also serve the Corporation in any other capacity and receive compensation therefor in any form.

10. RELIANCE ON BOOKS AND RECORDS. A member of the Board of Directors or of any committee thereof designated by the Board as provided in these By-Laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE IV

OFFICERS

The directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board of Directors, a Vice-Chairman thereof, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers, and may elect or appoint such other officers and agents as are desired. The President may but need not be a director. Any number of offices may be held by the same person.

Officers shall have the powers and duties defined in the resolutions appointing them; provided, that the Secretary shall record all proceedings of the meetings or of the written actions of the Stockholders and of the directors, and any committee thereof, in a book to be kept for that purpose.

Each officer shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise. Any officer may resign at any time by giving written notice to the Corporation. The Board of Directors may remove any officer for cause or without cause.

The compensation of all officers of the Corporation shall be fixed by the Board of Directors, or by the Chairman of the Board or President acting under authority delegated to him by the Board of Directors.

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in

these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors, or by the Chairman of the Board or President acting under authority delegated to him by the Board of Directors.

ARTICLE V

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI

INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS AND DISTRIBUTIONS; RESERVES. Subject to all applicable provisions of law, the Certificate of Incorporation and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board of Directors may

declare to be payable, in cash, in other property or in shares of the Corporation of any class or series, such dividends and distributions upon or in respect of outstanding Shares of the Corporation of any class or series as the Board may at any time or from time to time deem to be advisable. Before declaring any such dividend or distribution, the Board of Directors may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in their absolute discretion, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board may deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

CHECKS, NOTES, ETC. All checks or other orders for the payment of money, all notes or other instruments evidencing indebtedness of the Corporation and all receipts for money paid to the Corporation shall be signed, drawn, accepted, endorsed or otherwise executed on its behalf, as the case may be, in such manner and by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

VOTING OF SECURITIES OF OTHER CORPORATIONS. In the event that the Corporation shall at any time or from time to time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner as may be determined by the Board of Directors.

ARTICLE IX

CONTROL OVER BY-LAWS

The power to amend, alter, and repeal these By-Laws and to adopt new By-Laws, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors as well as in the Stockholders.

FIRST AMENDMENT TO BYLAWS
OF
PERMA-FIX ENVIRONEMNTAL SERVICES, INC.

The Bylaws of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Corporation"), dated December 27, 1990, are hereby amended as of October 30, 2007, as follows:

Article II of the Bylaws is hereby amended by deleting Sections 1 and 3 and substituting in lieu thereof new Sections 1 and 3, which read as follows:

1. CERTIFICATES REPRESENTING SHARES; UNCERTIFICATED SHARES; LOST CERTIFICATES. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law ("DGCL"). If shares are certificated, the Corporation shall cause to be issued to the holder of such shares one or more certificates signed by, or in the name of the Corporation by, the Chief Executive Officer or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the holder in the Corporation. The signature of any such officer may be facsimile. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and

obligations of the holders of certificates representing stock of the same class and series shall be identical.

The Board of Directors may direct that (a) a new certificate or certificates or (b) uncertificated shares, to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

* * *

3. TRANSFER OF SHARES. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, (a) if such shares are certificated, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books or (b) if such shares are uncertificated, upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

This First Amendment to the Bylaws of the Corporation was approved and adopted by the Board of Directors of the Corporation on October 30, 2007.

/s/Steven Baughman
Steven Baughman, Secretary